Exhibit 10.3

Form of COMPANY Support Agreement

This COMPANY SUPPORT AGREEMENT (this “Agreement”), dated as of February __, 2021, is entered into by and among Falcon Capital Acquisition Corp., a Delaware corporation (“Acquiror”), Sharecare, Inc., a Delaware corporation (the “Company”), and the persons set forth on Schedule I attached hereto (each, a “Securityholder” and, collectively, the “Securityholders”).

RECITALS

WHEREAS, concurrently herewith, Acquiror, FCAC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company and Colin Daniel, as stockholder representative, are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Acquiror;

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement;

WHEREAS, each Securityholder is the record and beneficial owner of the number and type of (i) Company Capital Stock and/or (ii) securities convertible into or exercisable or exchangeable for Company Capital Stock set forth on Schedule I hereto (together with any additional shares of Company Capital Stock (or any securities convertible into or exercisable or exchangeable for Company Capital Stock) in which such Securityholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Securities”); and

WHEREAS, as a condition and inducement to the willingness of Acquiror and the Company to enter into the Merger Agreement, Acquiror, the Company and the Securityholders are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Securityholders, Acquiror and the Company hereby agree as follows:

1. Voting Agreement. Each Securityholder agrees that, as promptly as reasonably practicable (and in any event no later than five (5) Business Days following the date on which the Registration Statement is declared effective by the SEC), such Securityholder shall duly execute and deliver to the Company and Acquiror one or more written consents (in form and substance reasonably satisfactory to Acquiror) evidencing the Company Requisite Approval under which it shall irrevocably and unconditionally consent to the adoption of the Merger Agreement and the approval of the transactions contemplated thereby (including, without limitation, the approval of amendments to the Company Certificate of Incorporation and each of the agreements set forth on Schedule II hereto (the “Stockholder Agreements”) to treat any special purpose acquisition company merger (each a “SPAC Transaction”) the same as a qualified initial public offering under the Company Certificate of Incorporation and Stockholder Agreements, respectively). For the avoidance of doubt, these approvals will include the automatic conversion of the Company Preferred Stock into Company Common Stock and the automatic termination of the Stockholder Agreements effective immediately prior to the consummation of a qualified SPAC Transaction under the Company Certificate of Incorporation and Stockholder Agreements, respectively. In addition to the foregoing, each Securityholder hereby unconditionally and irrevocably agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the stockholders or other securityholders of the Company, such Securityholder shall:

a. when such meeting is held, appear at such meeting or otherwise cause the Covered Securities to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Covered Securities owned as of the record date for such meeting (or the date that any written consent is executed by such Securityholder) in favor of (i) the approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement (including amendment of the Company Certificate of Incorporation and Stockholders Agreements as described in this Section 1) and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in the failure of the Merger from being consummated and (iii) each of the proposals and any other matters necessary or reasonably requested by Acquiror for consummation of the Merger and all other transactions contemplated by the Merger Agreement and (iv) in any other circumstances upon which a consent or other approval is required under the organizational documents of the Company or otherwise sought with respect to the Merger Agreement or the transactions contemplated thereby, to vote, consent or approve (or cause to be voted, consented or approved) all of such Securityholder’s Covered Securities held at such time in favor thereof; and

c. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Covered Securities against (i) any Acquisition Proposal or any other merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement and the transactions contemplated thereby) and (ii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Securityholder contained in this Agreement.

2. Irrevocable Proxy.

a. Without limiting any other rights or remedies of Acquiror, each Securityholder hereby irrevocably appoints Acquiror or any individual designated by Acquiror as the Securityholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Securityholder, to attend on behalf of the Securityholder any meeting of the holders of Company Capital Stock or other Covered Securities with respect to the matters described in Section 1, to include the Covered Securities in any computation for purposes of establishing a quorum at any such meeting of the holders of Company Capital Stock or other Covered Securities, to vote (or cause to be voted) the Covered Securities or consent (or withhold consent) with respect to any of the matters described in Section 1 in connection with any meeting of the holders of Company Capital Stock or other Covered Securities or any action by written consent by the holders of Company Capital Stock or other Covered Securities, in each case, in the event that the Securityholder fails to timely perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1.

b. The proxy granted by each Securityholder pursuant to Section 2(a) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Acquiror entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by each Securityholder pursuant to Section 2(a) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by each Securityholder and shall revoke any and all prior proxies granted by each Securityholder with respect to the Covered Securities. The vote or consent of the proxyholder in accordance with Section 2(a) and with respect to the matters in Section 1 shall control in the event of any conflict between such vote or consent by the proxyholder of the Covered Securities and a vote or consent by each Securityholder of the Covered Securities (or any other Person with the power to vote the Covered Securities) with respect to the matters in Section 1. The proxyholder may not exercise the proxy granted pursuant to Section 2(a) on any matter except those provided in Section 1. For the avoidance of doubt, each Securityholder may vote the Covered Securities on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Agreement.

c. Each Securityholder hereby (i) irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such Securityholder may have under applicable law (including Section 262 of the Delaware General Corporation Law or otherwise), (ii) acknowledges and consents to, on behalf of itself, and each other holder of Company Preferred Stock and irrevocably and unconditionally waives any and all rights such Securityholder may have with respect to, the automatic conversion of all outstanding shares of Company Preferred Stock into shares of Company Common Stock, with such conversion to be in accordance with the terms of the Company Certificate of Incorporation and effective as of immediately prior to the Effective Time of the Merger.

d. Each Securityholder hereby irrevocably waives, on behalf of themselves and each other holder of Company Preferred Stock, any right to any payments upon liquidation of the Company pursuant to the Company Certificate of Incorporation or any Contract.

3. Other Covenants and Agreements.

a. Each Securityholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) each Stockholder Agreement shall be automatically terminated in accordance with their terms and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates (including from and after the Effective Time, Acquiror and its Affiliates) shall have any further obligations or liabilities under each such agreement. Without limiting the generality of the foregoing, each Securityholder hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

b. Each Securityholder hereby (i) covenants and agrees that such Securityholder hereby elects to voluntarily convert any Convertible Notes held by such Securityholder, and listed on Schedule I hereto, into the applicable series of Company Preferred Stock in accordance with the terms of the applicable Convertible Notes effective immediately prior to, and subject and conditioned upon the occurrence of, the Effective Time of the Merger without any action on the part of the Securityholder or the Company; provided that the conversion of any Convertible Notes shall be deemed to occur immediately prior to the automatic conversion of the Company Preferred Stock into Company Common Stock and (ii) acknowledges and consents to the termination of each of the agreements set forth on Schedule III hereto to which such Securityholder is a party effective as of, and subject to and conditioned upon the occurrence of, the Closing.

c. Each Securityholder hereby covenants and agrees that effective as of the Effective Time, any vested and exercisable Company Warrant held by such Securityholder, and listed on Schedule I hereto, that is issued and outstanding immediately prior to the Effective Time and not expired or terminated pursuant to its terms, by virtue of the Merger and without any action on the part of PubCo, the Company or the holder of any such Company Warrant, shall be converted into the right to receive a number of shares of PubCo Common Stock equal to (i) the Per Share Merger Consideration, multiplied by (ii) the number of shares of Company Capital Stock issuable upon the exercise of such Company Warrant on a net exercise basis, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Company Warrant which has a per share exercise price that is greater than or equal to the Per Share Merger Consideration Value shall be cancelled at the Effective Time for no consideration or payment.

d. Each Securityholder hereby covenants and agrees that such Securityholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Securityholder’s Covered Securities that is inconsistent with such Securityholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Securityholder’s Covered Securities that is inconsistent with such Securityholder’s obligations pursuant to this Agreement or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4. Transfer of Securities. Except as otherwise contemplated by the Merger Agreement or this Agreement, each Securityholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), create any lien or pledge, dispose of or otherwise encumber any of the Covered Securities or otherwise agree to do any of the foregoing, (b) deposit any of the Covered Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking requiring the direct acquisition or sale, assignment, transfer or other disposition of any of the Covered Securities. Notwithstanding anything to the contrary in this Section 4, this Agreement shall not prohibit the conversion or exercise of any Convertible Notes or Company Warrants held by any Securityholder into Company Preferred Stock or Company Common Stock, as applicable, in accordance with their terms prior to the Effective Time of the Merger.

5. No Solicitation of Transactions. Each Securityholder agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the Merger Agreement or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or other transaction in violation of the Merger Agreement. Each Securityholder shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with Acquiror, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Proposal. If any Securityholder receives any inquiry or proposal with respect to an Acquisition Proposal, then such Securityholder shall promptly (and in no event later than twenty-four (24) hours after such Securityholder becomes aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the Merger that prohibits such Securityholder from considering such inquiry or proposal.

6. Representations and Warranties of the Securityholders. Each Securityholder hereby represents and warrants to Acquiror as follows:

a. Such Securityholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Securities, free and clear of Liens other than as created by this Agreement or such Securityholder’s organizational documents or the organizational documents of the Company (including, without limitation, for the purposes hereof, any agreement between or among stockholders of the Company). As of the date hereof, other than the Covered Securities, such Securityholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

b. Such Securityholder (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Covered Securities, (ii) has not entered into any voting agreement or voting trust with respect to any of the Covered Securities that is inconsistent with the such Securityholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with the such Securityholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

c. If such Securityholder is not an individual, such Securityholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (ii) has all requisite limited liability company or other power and authority and has taken all limited liability company or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Securityholder and constitutes a valid and binding agreement of such Securityholder enforceable against such Securityholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

d. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Securityholder from, or to be given by such Securityholder to, or be made by such Securityholder with, any Governmental Authority in connection with the execution, delivery and performance by such Securityholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement.

e. The execution, delivery and performance of this Agreement by such Securityholder does not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the organizational or governing documents of such Securityholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Securityholder pursuant to any contract binding upon such Securityholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 1, under any applicable Law to which such Securityholder is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon such Securityholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Securityholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

f. As of the date of this Agreement, there is no action, proceeding or investigation pending against such Securityholder or, to the knowledge of such Securityholder, threatened against such Securityholder that questions the beneficial or record ownership of the Covered Securities, the validity of this Agreement or the performance by such Securityholder of its obligations under this Agreement.

g. Each Securityholder understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Securityholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Securityholder contained herein.

7. Further Assurances. From time to time, at either Acquiror’s or the Company’s request and without further consideration, such Securityholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. As promptly as practicable after the date hereof (and in any event within five Business Days following the date on which the Registration Statement is declared effective by the SEC), the Company shall use its reasonable best efforts to obtain from each holder of Convertible Notes and each holder of Company Warrants that is not yet a party to this Agreement or another Company Support Agreement having terms substantially similar to this Agreement, a Company Support Agreements substantially in the form of this Agreement.

8. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the intended rights, privileges, duties and obligations hereunder shall be given full effect.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by such Securityholder, Acquiror and the Company.

10. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as United Parcel Service, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 11):

if to Acquiror, to it at:

Falcon Capital Acquisition Corp.

660 Madison Avenue, 12th Floor

New York, NY 10065

Attn: Alan G. Mnuchin

E-mail: agm@ariliam.com

with a copy to (which shall not constitute notice):

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Joel Rubinstein; Bryan J. Luchs

Email: joel.rubinstein@whitecase.com; bryan.luchs@whitecase.com if to a Securityholder, to the address specified by such Securityholder in writing.

if to the Company, to it at:

Sharecare, Inc.

255 East Paces Ferry Road

Atlanta, GA 30305

Attn: General Counsel

Email: henry.jay@sharecare.com

with a copy to (which shall not constitute notice):

King & Spalding LLP

1180 Peachtree Street, NE

Atlanta, GA 30309

Attn: Rahul Patel; Keith Townsend; John Anderson

Email: rpatel@kslaw.com; ktownsend@kslaw.com; john.anderson@kslaw.com

12. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

13. No Third-Party Beneficiaries. Each Securityholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

14. Governing Law and Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

15. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

16. Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

17. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

18. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

19. Termination. This Agreement shall terminate upon the earliest of (a) the Closing of the Merger, (b) the termination of the Merger Agreement in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of Acquiror, the Company and each Securityholder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

FALCON CAPITAL ACQUISITION CORP.

By:
Name:
Title:

SHARECARE, INC.

By:
Name:
Title:

SECURITYHOLDERS:

By:
Name:
Title:

[Signature Page to Company Support Agreement]

SCHEDULE I

Name and Address of Securityholder	Company Common Stock	Series A Preferred	Series B Preferred	Series B-1 Preferred	Series B-2 Preferred	Series B-3 Preferred	Series B-4 Preferred	Series C Preferred	Company Options	Company Warrants	Convertible Notes

Schedule I

SCHEDULE II

1.	Fourteenth Amended and Restated Voting Agreement, dated as June 7, 2019, by and among the Company and its warrantholders and stockholders party thereto, as may be amended from time to time.

2.	Ninth Amended and Restated Investors’ Rights Agreement, dated as of June 7, 2019, by and among the Company and its warrantholders and stockholders, as may be amended from time to time.

3.	Ninth Amended and Restated Registration Rights Agreement, dated as of June 7, 2019, by and among the Company and its warrantholders and stockholders, as may be amended from time to time.

4.	Tenth Amended and Restated Right of First Refusal and Change of Control Agreement, June 7, 2019, by and among the Company and its warrantholders and stockholders, as may be amended from time to time.

Schedule II

SCHEDULE III

1.	Amended and Restated Convertible Note and Warrant Purchase Agreement, dated as of December 19, 2017, by and among the Company and each of the Purchasers party thereto, as may be amended from time to time.

2.	Convertible Note Purchase Agreement, dated as of December 19, 2017, by and among the Company and CareFirst Holdings, LLC.

3.	Convertible Note and Warrant Purchase Agreement, dated as of June 11, 2018, by and among the Company and Wells Fargo Central Pacific Holdings, Inc.

Schedule III